UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Replimune Group, Inc.

18 Commerce Way, Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 995-2443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2018, in connection with the consummation of the initial public offering of Replimune Group, Inc.’s (the “Company”) common stock (the “IPO”), the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Board of Directors of the Company (the “Board”) and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to become effective immediately prior to, the completion of the IPO. The Restated Certificate amends and restates the Company’s existing amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 150,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the Company’s outstanding capital stock entitled to vote; (vi) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (vii) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law, the Restated Certificate or the Amended and Restated Bylaws (as defined below) and (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine; and (viii) designate the federal district courts of the United States of America to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, on July 24, 2018 the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders to become effective immediately prior to the completion of the IPO, became effective. The Amended and Restated Bylaws amend and restate the Company’s existing bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Replimune Group, Inc.

3.2	Amended and Restated Bylaws of Replimune Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: July 24, 2018	By:	/s/ Robert Coffin
Robert Coffin
President and Chief Executive Officer

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